                               PRICING SUPPLEMENT

                                                   Registration No. 333-08369-01
                                                Filed Pursuant to Rule 424(b)(2)

                           United Parcel Service, Inc.

                                    UPS Notes



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Pricing Supplement No. 48                                  Trade Date: 06/27/01
(To Prospectus dated March 22, 2000 and Prospectus         Issue Date: 07/06/01
Supplement dated January 29, 2001)

The date of this Pricing Supplement is June 29, 2001



         CUSIP
           or
      Common Code           Principal Amount         Interest Rate           Maturity Date         Price to Public
      -----------           ----------------         -------------           -------------         ---------------
       91131UBY9              $3,855,000.00              5.125%                 07/15/06                 100%

    Interest Payment
       Frequency                                       Subject to               Dates and terms of redemption
      (begin date)          Survivor's Option          Redemption              (including the redemption price)
    ----------------        -----------------          -----------              -------------------------------
        01/15/02                   Yes                     Yes                          100% 07/15/03
     semi-annually                                                                 semi-annually thereafter


                              Discounts and
    Proceeds to UPS            Commissions            Reallowance                Dealer              Other Terms
    ---------------            -----------            -----------                ------              -----------
     $3,812,595.00             $42,405.00                $1.50             ABN AMRO Financial
                                                                             Services, Inc.